Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

dated as of February 17, 2017

Among

Huntington Ingalls Industries, Inc.,

The Guarantors Party Hereto

And

The Bank of New York Mellon,
As Trustee

__________________________

5.000% Senior Notes due 2025

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of February 17, 2017, among Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”), HII Technical Solutions Corporation, a Delaware corporation, Camber Holding Corporation, a Delaware corporation, Camber Corporation, a Delaware corporation, Camber Technical Services, L.L.C., an Alabama limited liability company, Veritas Analytics, Inc., a Virginia corporation, Camber Government Solutions Inc., a Delaware corporation, and Integrated Information Technology Corporation, an Illinois corporation (collectively, the “Undersigned”), and The Bank of New York Mellon, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company and the Trustee entered into the Indenture, dated as of November 17, 2015 (as amended or supplemented, the “Indenture”), related to the Company’s 5.000% Senior Notes due 2025 (the “Notes”); and
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause Domestic Subsidiaries that Guarantee any Debt under the Credit Agreement to enter into this Supplemental Indenture to provide Guarantees.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2. The Undersigned, by their execution of this Supplemental Indenture, agree to be Guarantors under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor, including, but not limited to, Article 10 thereof.
Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.
Section 6. The Trustee shall not be responsible for any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Huntington Ingalls Industries, Inc., as Issuer
By:
Name:D. R. Wyatt
Title:Corporate Vice President and Treasurer

HII Technical Solutions Corporation
By:
Name:D. R. Wyatt
Title:Treasurer

Camber Holding Corporation
By:
Name:D. R. Wyatt
Title:Treasurer

Camber Corporation
By:
Name:D. R. Wyatt
Title:Treasurer

[Signature Page to First Supplemental Indenture]

Camber Technical Services, L.L.C.
By:
Name:D. R. Wyatt
Title:Treasurer

Veritas Analytics, Inc.
By:
Name:D. R. Wyatt
Title:Treasurer

Camber Government Solutions Inc.
By:
Name:D. R. Wyatt
Title:Treasurer

Integrated Information Technology Corporation
By:
Name:D. R. Wyatt
Title:Treasurer

The Bank of New York Mellon, as Trustee
By:
Name:
Title:

[Signature Page to First Supplemental Indenture]